As filed with the Securities and Exchange Commission on June 11, 2015

Registration Number 333-195213

===============================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_____________________________

VOLITIONRX LIMITED
(Exact name of registrant as specified in its charter)

Delaware	2835	91-1949078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Scotts Road
#24-05 Shaw Centre
Singapore 228208
Telephone: +1 (646) 650-1351
Facsimile: +32 8172 5651
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agents and Corporations, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19899
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of correspondence to:

Marc G. Alcser, Esq.

Christopher M. Piazza, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

949-725-4000

From time to time after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:        .

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.        .

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.        .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.      .

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

____________________________________________________________________________________

THE REGISTRANT HEREBY AMENDS THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Explanatory Note

This registration statement on Form S-3 constitutes a post-effective amendment to our registration statement on Form S-1 (Registration No. 333-195213).  The Form S-1 was declared effective on April 25, 2014.  We are filing this post-effective amendment on Form S-3 for the purpose of converting the registration statement on Form S-1 into a Registration Statement on Form S-3 because we are eligible to use Form S-3.  This registration statement on Form S-3 contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the registration statement on Form S-1.

All filing fees payable in connection with the registration of the shares registered by the registration statement on Form S-1 were paid by the registrant at the time of the initial filing of such registration statement.  No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer to sell or buy is not permitted.

PROSPECTUS

Subject to completion, dated June 11, 2015

VOLITIONRX LIMITED

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

+1 (646) 650-1351

SHARES OF COMMON STOCK

This prospectus covers the resale by our selling stockholders (the “Selling Stockholders”) of: (i) up to 1,500,000 shares (the “Purchased Shares”) of common stock previously issued at a price of $2.00 per share in connection with a private placement that closed on February 26, 2014 (the “Private Placement”); (ii) up to 1,500,000 shares (the “Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Investor Warrants”) at an exercise price of $2.20 that were previously issued in connection with the Private Placement; (iii) up to 30,975 shares, comprised of (x) 24,600 shares (the “Lake Street Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “Lake Street Placement Warrants”) at an exercise price of $2.20 that were issued to Lake Street Capital Markets, LLC pursuant to an engagement agreement dated November 19, 2013 and (y) up to 6,375 shares (the “Davis Warrant Shares,” and together with the Lake Street Warrant Shares, the “Placement Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “Davis Placement Warrants,” and together with the Lake Street Warrants, the “Placement Warrants”) at an exercise price of $2.20 that were issued to Christopher Davis pursuant to an engagement agreement with Founding Asset Management Limited dated February 10, 2014; and (iv) up to 29,750 shares (the “GVC Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “GVC Warrants”) at an exercise price of $2.00 that were initially issued to GVC Capital, LLC pursuant to a placement agent agreement dated April 10, 2013.  The Investor Warrants, Placement Warrants, and GVC Warrants are referred to collectively as the “Warrants” and the Investor Warrant Shares, Placement Warrant Shares, and GVC Warrant Shares issuable under the Warrants are referred to collectively as the “Warrant Shares”.

We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders. Upon exercise of Warrants, however, we will receive proceeds from the exercise of such Warrants. Any proceeds received from the exercise of such Warrants will be used for general working capital and other corporate purposes.

The Selling Stockholders may sell common stock from time to time at prices established on the NYSE MKT (“NYSE MKT”) or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.”  The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Stockholders. The Selling Stockholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Stockholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

VolitionRx Limited is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for VolitionRx Limited, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

i

Our common stock is currently quoted on the NYSE MKT under the symbol “VNRX”.  On June 10, 2015, the closing price of our common stock was $3.95 per share.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 1 HEREOF BEFORE BUYING ANY SHARES OF VOLITIONRX LIMITED’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [______________].

ii

TABLE OF CONTENTS

Page

THE COMPANY

1

RISK FACTORS

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

1

USE OF PROCEEDS

2

DILUTION

2

SELLING STOCKHOLDERS

2

PLAN OF DISTRIBUTION

5

LEGAL MATTERS

7

EXPERTS

7

WHERE YOU CAN FIND ADDITIONAL INFORMATION

7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

8

_________________________

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).  You should only rely on the information contained or incorporated by reference in this prospectus or to which we have referred you.  We have not authorized anyone to provide you with information or to make any representation on our behalf that is different from that contained or incorporated by reference in this prospectus.  You should not rely on any unauthorized information or representation.  This prospectus relates to the resale from time to time of shares of our common stock, $0.001 par value per share, which are held by the Selling Stockholders under the circumstances and in states or jurisdictions where it is lawful to do so.  The information in this prospectus and in any document incorporated by reference in this prospectus is accurate only as of the date hereof and thereof, regardless of the date of delivery of this prospectus or of any sales of these securities.  Our business, financial condition, results of operations, cash flows and prospects may have changed since the date of this prospectus or of any document incorporated by reference in this prospectus.  This prospectus may be used only in states or jurisdictions where it is legal to sell these securities. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.  We are not making any representation to you regarding the legality of an investment in the securities offered hereby under applicable law.  You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of such securities.

Unless we state otherwise or the context indicates otherwise, references to the “Company”, “VolitionRx”, “we”, “us”, and “our” in this prospectus refer to VolitionRx Limited and its subsidiaries.  Our fiscal year ends on December 31 of each calendar year.  Nucleosomics®, NuQ® and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

iii

THE COMPANY

We are a clinical stage life sciences company focused on developing blood-based diagnostic tests that meet the need for accurate, fast, inexpensive and scalable tests for detecting and diagnosing cancer and other diseases. We have developed twenty blood assays to date that can be used individually or in combination to generate a profile which forms the basis of a blood test for a particular cancer or disease. We intend to commercialize our products in the future through various channels within the European Union, the United States and eventually throughout the rest of the world.

We do not anticipate earning significant revenues until such time as we are able to fully market our intended products on the clinical in-vitro diagnostics, or IVD, market. For this reason, our auditors stated in their report on our most recent audited financial statements that our losses and negative cash flow from operations raise substantial doubt that we will be able to continue as a going concern without further financing. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our plan of operations described herein, obtain financing and eventually attain profitable operations.

We are a Delaware corporation. Our executive offices are located at 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volitionrx.com. The information contained on our website is not incorporated by reference into this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Your investment in our securities involves a high degree of risk.  You should carefully read and consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and any updates in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and all of the other information appearing in this prospectus or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances.

If any of the events described actually occur, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, financial condition, cash flows, and operating results could be materially adversely affected.  As a result, the trading price of our common stock and the value of the securities offered could decline, and you could lose a part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements other than statements of historical fact contained in this prospectus, including statements regarding estimates, future events, our future financial performance, business strategy and plans and objectives of management for future operations, including with respect to us specifically and the cancer diagnostics industry in general, are forward-looking statements. We have attempted to identify estimates and forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make estimates or forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Our estimates and forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary from those expressed or implied by these estimates and forward-looking statements.

Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this prospectus and in any documents incorporated by reference herein.  Readers should carefully review this information as well as other risks and uncertainties described in other filings with the SEC that we may make after the filing date of this prospectus.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any estimates or forward-looking statements. All estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable law or regulation, we undertake no obligation to update or to review any estimate and/or forward-looking statement. In light of these risks and uncertainties, we cannot assure you that the estimates or forward-looking statements contained in this prospectus will in fact occur. You should not place undue reliance on these estimates and forward-looking statements.

1

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders covered by this prospectus. All proceeds from the sale of shares of common stock offered under this prospectus will be for the account of the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

To the extent the Selling Stockholders exercise the Warrants, we would receive proceeds from the exercise of the Warrants. The Warrants may expire without having been exercised. Even if some or all of these Warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for general working capital and other corporate purposes.

DILUTION

The Selling Stockholders are offering for resale up to 1,500,000 shares of common stock and 1,560,725 Warrant Shares of common stock issuable upon the exercise of the outstanding Warrants. The resale of the current outstanding shares of common stock under this prospectus will not dilute the ownership interests of existing stockholders. To the extent the Warrants are exercised, existing stockholders will experience dilution to their ownership interests in the Company.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the Selling Stockholders in the table below of:

•

1,500,000 shares of common stock and 1,500,000 shares of common stock underlying the Investor Warrants issued to the purchasers in the Private Placement;

•

30,975 shares of common stock underlying the Placement Warrants; and

•

29,750 shares of common stock underlying the GVC Warrants.

Pursuant to the Registration Rights Agreement executed in connection with the Private Placement, we filed with the SEC a registration statement on Form S-1, under the Securities Act of 1933, as amended, or the Securities Act, to register these resales.  The Form S-1 was declared effective on April 25, 2014.  We are filing this post-effective amendment on Form S-3 for the purposes of (i) converting the registration statement on Form S-1 into a registration statement on Form S-3 because we are eligible to use Form S-3 and (ii) providing an updated prospectus relating to these previously registered resales on Form S-1.  The Selling Stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of our common stock described under the column “Shares to be Offered” in the table below.

The table below has been prepared based upon the information furnished to us by the Selling Stockholders. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

Any Selling Stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such Selling Stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock.

The following table sets forth the name of each Selling Stockholder and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares disclosed in the table below as beneficially owned are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a Selling Stockholder and the percentage of ownership of that Selling Stockholder, shares underlying options or warrants (including the Warrants issued in the Private Placement) held by that Selling Stockholder that are convertible or exercisable, as the case may be, within 60 days of April 11, 2014 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder.

2

Name of Selling Stockholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned after the Offering (3)
ACT Capital Partners, L.P. (4)		250,000	250,000	0	0.00%
Ahava Investment Capital LP (5)		100,000	100,000	0	0.00%
Annette Helen Williams		35,000	10,000	25,000	0.17%
Christopher Forte		25,000	25,000	0	0.00%
Christopher S. Davis	Placement Agent	56,375	56,375	0	0.00%
Cleopatra Trading Ltd (6)		23,573	15,000	8,573	0.06%
Clive Caunter		50,000	50,000	0	0.00%
Cotterford Company Limited (7)		1,423,818	120,500	1,303,318	8.77%
Dale John Micallef		2,500	2,500	0	0.00%
David R. Morgan		50,000	50,000	0	0.00%
DEB Investments Ltd (8)		141,526	50,000	91,526	0.62%
Donald H. Gage		50,000	10,000	40,000	0.27%
Fariba Shojaee-Moradi		22,000	22,000	0	0.00%
Farshid Kolahi Zonoozi	-	22,858	10,000	12,858	0.09%
George Kafkarkou		25,000	25,000	0	0.00%
Goh Wee Gee		20,000	10,000	10,000	0.07%
GVC Partners, LLC (9)		5,950	5,950	0	0.00%
Han Kyaik Juan		63,416	40,000	23,416	0.16%
Hemant Agrawal		10,000	10,000	0	0.00%
Jacob Vincent Micallef (10)	Jake Micallef is a Director and Science Executive of Belgian Volition	269,746	20,000	249,746	1.68%
James E. Besser		200,000	200,000	0	0.00%
Jeb Partners, L.P. (11)		600,000	600,000	0	0.00%
Jonathan Sieff		25,000	25,000	0	0.00%
Kevin T. Charos		25,000	25,000	0	0.00%
Kristi M. Newman		11,000	10,000	1,000	0.01%
Lake Street Capital (12) Markets, LLC	Placement Agent	24,600	24,600	0	0.00%
Lawrence Groo		50,000	50,000	0	0.00%
Leslie D. Manley Trust (13)		10,000	10,000	0	0.00%
Lynne Christine Micallef		2,500	2,500	0	0.00%
Manchester Explorer, L.P. (14)		200,000	200,000	0	0.00%
Mark Edward Eccleston . (15)	Science Executive of Hypergenomics Pte Limited	254,318	20,000	234,318	1.58%
MJF Pension Trustees Limited and Dr Farshid Kolahi Zonoozi (16)		52,858	40,000	12,858	0.09%
MZ Invest Pte. Ltd. (17)		370,000	370,000	0	0.00%
Neil Cataldi		25,000	25,000	0	0.00%
Peter Sykes		50,000	50,000	0	0.00%
Pinnacle 18, LLLP (18)		40,000	40,000	0	0.00%
Rachita Kumar		10,000	10,000	0	0.00%
Ralph Douglas Terrell		100,000	100,000	0	0.00%
Richard Huebner		30,450	20,450	10,000	0.07%
Rosen Investment Fund, LLC (19)		50,000	50,000	0	0.00%
Rosty Raykov		25,000	25,000	0	0.00%
Saeid Mokhtassi		14,000	14,000	0	0.00%
Sean Marconi		25,000	25,000	0	0.00%
Siamack Shojaee-Moradi		3,000	3,000	0	0.00%
Stephen Micallef		3,000	3,000	0	0.00%
Steve Bathgate		375	375	0	0.00%
Tariq Masood		100,000	100,000	0	0.00%
Thomas Dominic Bygott	Sales and Marketing Director of Singapore Volition Pte Ltd	22,500	2,500	20,000	0.13%
Ulster Overseas Limited (20)		50,000	50,000	0	0.00%
US Firangi Trust (21)		59,512	15,000	44,512	0.30%
Vicki Barone		2,975	2,975	0	0.00%
Walter E. Schoenfeld		50,000	50,000	0	0.00%
Xiaomei Liang		15,000	15,000	0	0.00%

3

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power, and also any shares which the Selling Stockholder has the right to acquire within 60 days of April 11, 2014, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Stockholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Stockholder has voting and investment power with respect to the shares set forth opposite such Selling Stockholder’s name.

(2)

This table assumes that each Selling Stockholder will sell all shares offered for sale by it under this registration statement.

(3)

Percentages are based upon 14,868,661 shares of our common stock outstanding as of April 11, 2014, assuming full exercise of the Warrants held by the Selling Stockholders outstanding on that date (and excluding all other shares issuable upon exercise of outstanding options and warrants).

(4)

Amir L. Ecker and Carol G Frankenfield have voting and dispositive control over the common shares beneficially owned by ACT Capital Partners, L.P.

(5)

Menachem Kranz has voting and dispositive control over the common shares beneficially owned by Ahava Investment Capital LP.

(6)

Farshid Kolahi Zonoozi has voting and dispositive control over the common shares beneficially owned by Cleopatra Trading Limited.

(7)

Jack Murphy has voting and dispositive control over the common shares beneficially owned by Cotterford Company Limited.

(8)

Elli Lerner has voting and dispositive control over the common shares beneficially owned by DEB Investments Ltd.

(9)

Vicki Barone has voting and dispositive control over the common shares beneficially owned by GVC Partners, LLC.

(10)

Jake Micallef has a controlling interest in Borlaug Limited and as such has voting and dispositive control over the common shares beneficially owned by Borlaug Limited.

(11)

James E. Besser has voting and dispositive control over the common shares beneficially owned by Jeb Partners, L.P.

(12)

Thomas C. Callum, Jr. has voting and dispositive control over the common shares beneficially owned by Lake Street Capital Markets, LLC.

(13)

Leslie D. Manley has voting and dispositive control over the common shares beneficially owned by Leslie D. Manley Trust.

(14)

James E. Besser has voting and dispositive control over the common shares beneficially owned by Manchester Explorer, L.P.

(15)

Mark Eccleston has a controlling interest in OncoLytika Limited and as such has voting and dispositive control over the common shares beneficially owned by OncoLytika Limited.

(16)

Michael J. Field is one of various individuals having authority to act for MJF Pension Trustees Limited, each of whom together with Dr. Farshid K. Zonoozi have voting and dispositive control over the common stock beneficially owned by MJF Pension Trustees Limited and Dr. Farshid Kolahi Zonoozi, and as such may be deemed to have voting and dispositive control over the common stock beneficially owned by MJF Pension Trustees Limited and Dr. Farshid Kolahi Zonoozi.

(17)

Matthias Zimmermann has voting and dispositive control over the common shares beneficially owned by MZ Invest Pte. Ltd.

(18)

Menachem Kranz has voting and dispositive control over the common shares beneficially owned by Pinnacle 18, LLLP.

(19)

Menachem Kranz has voting and dispositive control over the common shares beneficially owned by Rosen Investment Fund, LLC.

(20)

Dieter Kindlimann and Mrs. Patricia Healy have voting and dispositive control over the common shares beneficially owned by Ulster Overseas Limited.

(21)

Rahul Harkawat has voting and dispositive control over the common shares beneficially owned by US Firangi Trust.

4

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

5

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed to pay all expenses of the registration of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, the Selling Stockholders will pay all selling commissions, concessions and discounts, and other amounts payable to the underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

6

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2014 and 2013 and for each of the years in the two-year period ended December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb and Associates, LLC, our independent registered public accountant, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The report of Sadler, Gibb and Associates, LLC dated March 18, 2015 notes that our losses and negative cash flow from operations raise substantial doubt that we will be able to continue as a going concern without further financing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information with the SEC.  Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement relating to the securities offered by this prospectus may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement relating to the securities offered by this prospectus and the periodic reports, current reports, proxy statements and other information filed by us are also available to the public through the SEC’s website at http://www.sec.gov and through our website at http://www.volitionrx.com.

7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.  You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the documents listed below (SEC File No. 001-36833), excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 18, 2015;

•

Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 12, 2015;

•

Current Reports on Form 8-K filed with the SEC on January 2, 2015 and February 6, 2015; and

•

The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on February 3, 2015, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed), including those made after the date of filing of the initial registration statement of which this prospectus is a part and prior to its effectiveness, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.  Information in such future filings updates and supplements the information provided in this prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates.  To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 1 Scotts Road, #24-05 Shaw Centre, Singapore, 228208, by email at notice@volitionrx.com, or by facsimile at +32 8172 5651. These documents are also available free of charge through the Investors section on our website at http://www.volitionrx.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

8

PROSPECTUS

3,060,725 SHARES OF COMMON STOCK

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of the securities being registered hereunder, all of which will be paid by us.  All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,056.51
Legal fees and expenses	$125,000.00
Transfer Agent and Registrar fees and expenses	$1,000.00
Accounting fees and expenses	$1,500.00
Miscellaneous expenses	$1,000.00
Total	$129,556.51

Item 14.  Indemnification of Directors and Officers

Indemnification Provisions of the Company’s Certificate of Incorporation

A.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs A and B, above, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

D.

Any indemnification under paragraphs A and B, above, (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A and B, above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

E.

Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized herein.

Delaware Law on Indemnification

Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities

During the past three years, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

Issuances of Capital Stock:

•

On or about May 25, 2012, the Company issued an aggregate of 688,101 restricted shares of the Company’s common stock to four (4) U.S. accredited investors and twenty nine (29) non-U.S. investors at a per share price of $1.75 for aggregate proceeds to the Company of $1,019,375. Additionally, each subscriber received a four-year common stock purchase warrant to purchase one share at a price of $2.60 for every two shares subscribed for under the private placement. In addition, as part of the same placement, directors, employees and consultants have converted $184,777 debt due for services on the same terms as the cash subscriptions above, for 105,591 shares of common stock at a price of $1.75 per share, and 52,798 warrants exercisable at a price of $2.60 per share and expiring May 10, 2016.*†

•

On or about July 31, 2012, the Company issued an aggregate of 545,434 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and thirteen (13) Non-U.S. Investors at a per share price of $1.75 for aggregate proceeds to the Company of $932,250. In addition, as part of the same placement, directors converted $22,250 debt due for services on the same terms as the cash subscriptions above, for 12,715 shares of common stock at a price of $1.75 per share.*†

•

On or about October 31, 2012, the Company issued an aggregate of 245,375 restricted shares of the Company’s common stock to six (6) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $490,750.†

•

On or about December 28, 2012, the Company issued an aggregate of 67,000 restricted shares of the Company’s common stock to nine (9) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $134,000.†

•

On or about March 25, 2013, the Company issued an aggregate of 244,792 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and eighteen (18) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $471,000. In addition, as part of the same placement, certain directors and consultants have converted $18,583 debt due for services on the same terms as the cash subscriptions above, for 9,292 shares of common stock at a price of $2.00 per share.*†

•

On or about May 1, 2013, the Company issued an aggregate of 208,000 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and seven (7) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $416,000.*†

•

On or about June 10, 2013, the Company issued an aggregate of 297,500 restricted shares of the Company’s common stock to twenty-seven (27) U.S. Accredited Investors at a per share price of $2.00 for aggregate proceeds to the Company of $595,000.*

•

On or about August 7, 2013, the Company issued an aggregate of 225,000 restricted shares of the Company’s common stock to four (4) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $450,000. Attached to share issuances were 45,000 warrants. Each warrant is immediately exercisable for a period of three years at $2.40 per share.†

•

On or about August 16, 2013, the Company issued an aggregate of 12,448 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and three (3) Non-U.S. Investors, pursuant to the terms of certain consultancy agreements. Under the consultancy agreements, the Company issued an aggregate of 12,448 shares of common stock at fair market value of $2.25 as stated on date of issuance for a total value of $28,000.*†

•

On or about August 30, 2013, the Company issued an aggregate of 15,000 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor, pursuant to the terms of a consultancy agreement. Under the consultancy agreement, the Company issued an aggregate of 15,000 shares of common stock at fair market value of $2.05 as stated on date of issuance for a total value of $30,750.*

•

On or about November 25, 2013, the Company sold 437,320 Units to four (4) non-U.S. investors and one (1) U.S. accredited investor at a price of $2.05 per Unit, for an aggregate amount of $896,500 with a Unit entitling the holder to one restricted share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years. As part of the same private placement, directors, employees and consultants converted $38,423.15 debt due for services on the same terms as the cash subscriptions for 18,743 Units at a price of $2.05 per Unit. Each Unit entitles the holder to one share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years.*†

•

On or about December 31, 2013, the Company sold 29,392 Units to three (3) non-U.S. investors at a price of $2.05 per Unit, for an aggregate amount of $60,250 with a Unit entitling the holder to one share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years.†

•

On or about February 26, 2014, the Company issued an aggregate of 1,500,000 restricted shares of the Company’s common stock to twenty-four (24) non-U.S. investors and twenty four (24) Accredited Investors at a per share price of $2.00 for aggregate proceeds to the Company of $3,000,000. Additionally, each subscriber received a five-year common stock purchase warrant to purchase one share at a price of $2.20 for every share subscribed for under the private placement.*†

•

On or about February 26, 2014, the Company issued 16,667 shares of common stock to one (1) non-U.S. investor at a price of $2.10 per share to settle $35,000 debts for services.†

•

On or about March 25, 2014, the Company issued 12,334 shares of common stock to one (1) non-U.S. investor at a price of $2.10 per share to settle $25,900 debts for services.†

•

On or about March 26, 2014, the Company issued 99,178 shares of common stock to twenty-seven (27) U.S. accredited investors under the terms of the Private Placement Memorandum relating to the prior issue of 297,500 shares of common stock on June 10, 2013, for no additional consideration.*

•

On or about June 5, 2014, the Company issued 160,228 shares of common stock to four (4) non-U.S. investors at a price of $2.20 per share, for an aggregate amount of $352,500.†

•

On or about September 24, 2014, the Company issued 540,796 restricted shares of the Company’s common stock to seven (7) Accredited Investors and ten (10) Non-U.S. Investors, at a per share price of $2.20 for aggregate proceeds to the Company of $1,083,095. In addition, as part of the same placement, certain directors and consultants have converted $106,654 debt due for services on the same terms as the cash subscriptions above, for 48,480 shares of common stock at a price of $2.20 per share.*†

•

On or about September 26, 2014, the Company issued 300,000 restricted shares of the Company’s common stock to twenty three (23) Accredited Investors at a price of $2.50 per share, for an aggregate amount of $750,000.*

•

On or about October 03, 2014, the Company issued 50,000 shares of the Company’s common stock to an Accredited Investor at a price of $2.47 per share pursuant to exercise of warrants originally issued on or about March 20, 2013.*

•

On or about October 09, 2014, the Company issued 91,757 restricted shares of the Company’s common stock to ten (10) Accredited Investors and seven (7) Non-U.S. Investors at a price of $2.50 per share, for an aggregate amount of $229,392.*†

•

On or about November 17, 2014, the Company issued 237,500 restricted shares of the Company’s common stock to fifteen (15) Accredited Investors at a price of $3.00 per share, for an aggregate amount of $712,004.*

•

On or about November 21, 2014, the Company issued 3,115 restricted shares of the Company’s common stock to six (6) Accredited Investors and six (6) Non-U.S. Investors at a price of $3.00 per share, for an aggregate amount of $9,345.*†

•

On or about February 23, 2015, the Company issued 25,000 shares of the Company’s common stock to an Accredited Investor at a price of $2.20 per share pursuant to exercise of warrants originally issued on or about February 26, 2014.*

•

On or about March 6, 2015, the Company issued 400,000 restricted shares of the Company’s common stock to five (5) Non-U.S. Investors at a price of $3.75 per share, for an aggregate amount of $1,500,000.†

Grants of Stock Options:

•

On September 1, 2012, an employee of the Company was granted an option to purchase an aggregate of 30,000 shares of common stock of the Company under the 2011 Equity Incentive Plan. The exercise prices are $4.31 for options vesting in the first year, $5.31 for options vesting in the second year, and $6.31 for options vesting in the third year.†

•

On December 13, 2012, certain officers and directors of the Company were granted options to purchase an aggregate of 100,000 shares of common stock of the Company under the 2011 Equity Incentive Plan. The options vested on the grant date at an exercise price of $3.01 per share.†

•

On March 20, 2013, certain employees of the Company were granted an option to purchase an aggregate of 37,000 shares of common stock of the Company under the 2011 Equity Incentive Plan. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year.†

•

On September 02, 2013, certain employees of the Company were granted an option to purchase an aggregate of 16,300 shares of common stock of the Company under the 2011 Equity Incentive Plan. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year.†

•

On May 16, 2014, a certain consultant of the Company was granted an option to purchase an aggregate of 25,000 shares of common stock of the Company under the 2011 Equity Incentive Plan. The exercise prices are $3.00 for options vesting in the first year, $4.00 for options vesting in the second year, and $5.00 for options vesting in the third year.*

•

On August 18, 2014, certain officers, directors, employees and consultants of the Company were granted options to purchase an aggregate of 670,000 shares of common stock of the Company under the 2011 Equity Incentive Plan. The exercise prices are $2.50 for options vesting at six (6) months, and, $3 for options vesting at eighteen (18) months. †*

•

On August 18, 2014, a certain officer of the Company was granted an option to purchase an aggregate of 60,000 shares of common stock of the Company under the 2011 Equity Incentive Plan. The exercise prices are $3.00 for options vesting in the first year, $4.00 for options vesting in the second year, and $5.00 for options vesting in the third year.†

•

On May 18, 2015, a certain officer of the Company was granted an option to purchase an aggregate of 20,000 shares of common stock of the Company under the 2011 Equity Incentive Plan. The option vested on the grant date at an exercise price of $3.80 per share.*

Issuances of Warrants:

•

On or about May 25, 2012, the Company issued 26,685 warrants exercisable at a price of $1.75 per share which expired on May 10, 2015.*

•

On or about March 20, 2013, the Company issued 200,000 warrants to a consultant for services at an exercise price of $2.47, expiring three years after vesting. 25,000 warrants vest immediately, and the vesting of the remaining 175,000 warrants is contingent upon the achievement of specific milestones.*

•

On or about June 10, 2013, the Company issued 29,750 warrants exercisable at a price of $2.00 per share and expiring June 10, 2018.*

•

On December 31, 2013, the Company issued 35,000 warrants to a consultant for services at an exercise price of $2.40 per share and expiring December 31, 2018.†

•

On January 28, 2014, the Company issued 10,000 warrants to a consultant for services at an exercise price of $2.40, exercisable immediately for three years.*

•

On or about February 26, 2014, the Company issued 30,975 warrants immediately exercisable for a period of five years at a price of $2.20 per share pursuant to placement agent agreements dated November 19, 2013 and February 10, 2014.*†

•

On September 05, 2014, the Company issued 10,000 warrants to a consultant for services at an exercise price of $2.40, exercisable immediately for three years. †

•

On or about September 26, 2014, the Company issued 24,000 warrants exercisable at a price of $3.00 per share and expiring September 26, 2017 pursuant to a placement agent agreement dated September 22, 2014.*

•

On or about November 17, 2014, the Company issued 19,000 warrants exercisable at a price of $3.75 per share and expiring November 17, 2017 pursuant to a placement agent agreement dated November 12, 2014.*

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

No underwriters were used in connection with any of the foregoing transactions. These issuances were deemed to be exempt from registration under the Securities Act in reliance on (i) Section 4(2) of the Securities Act, including in some cases, Regulation D and Rule 506 promulgated thereunder (as noted by *), and (ii) Rule 903 of Regulation S of the Securities Act, as transactions by an issuer not involving a public offering or sales completed in an “offshore transaction” as defined in Rule 902(h) of Regulation S, as we did not engage in any directed selling efforts in the United States in connection with the sale of the shares and each investor represented to us that the investor was not a “U.S. person” as defined in Regulation S (as noted by †). The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to offer or sell, in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

Item 16.  Exhibits

Exhibit Number	Description	Filing
3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.01 to the Current Report on Form 8-K filed on October 7, 2013.
3.2	Bylaws	Incorporated by reference to Exhibit 2(C) to the Registration Statement on Form 10-SB filed on December 6, 1999.
4.1	Specimen Certificate for Shares of Common Stock	Incorporated by reference to Exhibit 3(A) to our Registration Statement on Form 10-SB filed on December 6, 1999.
4.2

Common Stock Purchase Agreement by and among VolitionRx Limited and the purchasers thereto dated February 26, 2014 (including Form of Warrant as Exhibit A and Registration Rights Agreement as Exhibit B)

Incorporated by reference to Exhibit 10.1 to our Form 8-K filed on February 28, 2014.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.	Incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed April 11, 2014.
23.1	Consent of Sadler, Gibb and Associates, LLC	Filed herewith.
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C.	Filed herewith.
24.1	Powers of Attorney (included on signature page to this Registration Statement)	Incorporated by reference to the Registration Statement on Form S-1 filed April 11, 2014.

Item 17.  Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Namur, Belgium on this 11th day of June 2015.

/s/ Cameron Reynolds

By: Cameron Reynolds

Its: President, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on June 11, 2015.

	Signature	Title

	/s/ Cameron Reynolds	President, Principal Executive Officer and Director
Cameron Reynolds

	/s/ Rodney Rootsaert	Secretary
Rodney Rootsaert

	/s/ Mike O’Connell	Principal Financial Officer,
	Mike O’Connell	Principal Accounting Officer, & Treasurer

	/s/ *	Director
Dr. Martin Faulkes

	/s/ *	Director
Guy Innes

	/s/ *	Director
Dr. Alan Colman

	/s/ *	Director
Dr. Habib Skaff

*By:	/s/ Cameron Reynolds
Cameron Reynolds
Attorney-in-Fact